Exhibit 10.7.1
Lease Agreement
By And Between
Harbor Investment Partners,
a California general partnership
As Landlord
And
Financial Engines, Inc.,
a California corporation
As Tenant
Dated July 14, 1997

i

Exhibit

A	Diagram of the Premises

B	Commencement and Expiration Date Memorandum

C	Rules and Regulations

D	Hazardous Materials Disclosure Certificate

Lease Agreement
Basic Lease Information

Lease Date:	July 14, 1997

Landlord:	Harbor Investment Partners, a California general partnership

Landlord’s Address:	c/o Allegis Realty Investors LLC 455 Market Street, Suite 1540 San Francisco, California 94105

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Insignia Commercial Group, Inc. 160 West Santa Clara Street, Suite 1350 San Jose, California 95113.

Tenant:	Financial Engines, Inc., a California corporation

Tenant’s Contact Person:	Jeff Maggioncalda

Tenant’s Address and Telephone Number:	1804 Embarcadero Road Suite 200 Palo Alto, California 94303 (415) _____

Premises Square Footage:	Approximately Eleven Thousand One Hundred Forty-Five (11,145) rentable square feet

Premises Address:	1804 Embarcadero Road Suite 200 Palo Alto, California 94303

Project:	The Harbor Business Park, 1800-1858 Embarcadero Road and 2445-2465 Faber Place, Palo Alto, California, together with the land on which the Project is situated and all Common Areas

Building (if not the same as the Project):	1804 Embarcadero Road Palo Alto, California 94303

Tenant’s Proportionate Share of Project:	4.30%

Tenant’s Proportionate Share of Building:	27.86%

Length of Term:	Sixty (60) months

Estimated Commencement Date:	August 7, 1997

Estimated Expiration Date:	August 6, 2002

Monthly Base Rent:			Monthly Base	Monthly Base
	Months	Sq. Ft.	Rate	Rent
	1-12	11,145	x$3.50	=$39,007.50

	13-60	Monthly Base Rent to be increased in accordance with the Consumer Price Index Price (see Paragraph 4(a) of the Lease)

Prepaid Rent:	Thirty-Nine Thousand Seven and 50/100 Dollars ($39,007.50)

Month to which Prepaid Base Rent will be Applied:	First (1st) month of the Term

Base Year:	1997

Security Deposit:	Forty Seven Thousand Four Hundred Thirteen and 86/100 Dollars ($47,413.86)

Letter of Credit:	Four Hundred Sixty-Eight Thousand Ninety Dollars ($468,090.00)

Permitted Use:	General office use for software development firm

Unreserved Parking Spaces:	Thirty-three (33) nonexclusive and undesignated parking spaces

v

Broker (s):	Cornish & Carey Commercial (Landlord’s Broker) BT Commercial (Tenant’s Broker)

Lease agreement
     This Lease Agreement is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.
1. Demise
     In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, Landlord does hereby lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.
2. Premises
     The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common. Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the number of non-exclusive and undesignated parking spaces set forth in the Basic Lease Information in the Project’s parking areas (the “Parking Areas”); provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

     Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate.
3. Term
          The term of this Lease (the “Term”) shall be for the period of months specified in the Basic Lease Information, commencing on the date Landlord delivers possession of the Premises to Tenant (the “Commencement Date”). In the event the actual Commencement Date is a date other than the Estimated Commencement Date specified in the Basic Lease Information, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit B, wherein the parties shall specify the Commencement Date and the date on which the Term expires (the “Expiration Date”).
4. Rent
     (a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or deduction, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).
          The Base Rent under this Paragraph 4(a) shall be adjusted, as stated below, on August 1 of each year during the Term commencing on August 1, 1998 to reflect percentage increases in the cost of living. The Consumer Price Index (U.S. Department of Labor Consumer Price Index (all items) for Urban Wage Earners and Clerical Workers, San Francisco Bay Area (1982-1984=100), hereinafter referred to as the “Index”) published for the month immediately preceding each such adjustment date (each, an “Adjustment Index”) and the Index published for the month immediately preceding the Commencement Date of this Lease (“Base Index”) shall be compared and the percentage difference between the Adjustment Index and the Base Index shall be determined. The initial Base Rent specified in the Basic Lease Information shall be increased by adding to said initial Base Rent the percentage amount of said initial Base Rent equal to the percentage difference between the Base Index and the applicable Adjustment Index; provided, however, in no event shall the initial Base Rent hereunder be increased by less than five percent (5%) or more than eight percent (8%) for any one year. When the adjusted Base Rent is determined after each adjustment date, Landlord shall give Tenant written notice indicating the amount thereof and the method of computation. If the Consumer Price Index is changed or discontinued, Landlord shall substitute an official index published by the Bureau of Labor Statistics or its successor or similar governmental agency as may then be in existence and shall be most nearly equivalent thereto.
          Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent specified in the Basic Lease Information to be applied toward Base Rent for the month of the Term specified in the Basic Lease Information.
     (b) Additional Rent. During the term, in addition to the Base Rent, Tenant shall pay to Landlord as additional rent (the “Additional Rent”), in accordance with this Paragraph 4, Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Expenses (as defined below) each calendar year over Expenses in the Base Year (as specified in the Basic Lease Information). As used in this Lease, “Expenses” means all costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, without limitation, all the following items:
          (1) Taxes and Assessments. All real estate taxes and assessments, which shall include any form of tax, assessment, fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to any cause whatsoever are to be included within the definition of real property taxes for purposes of this Lease. “Taxes and assessments” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.
          (2) Insurance. All insurance premiums for the Building and/or the Project or any part thereof, including premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance.
          (3) Utilities. The cost of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Premises, the Building and the Project that are not separately metered to Tenant or any other tenant, any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or the Project, including without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges and any penalties (if a result of Tenant’s delinquency) related thereto, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as contemplated in Paragraph 5 below (collectively, “Utility Expenses”).
          (4) Common Area Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including parking areas (including, without limitation, all costs of resurfacing and restriping parking areas), signs and directories on the Building and/or the Project, landscaping (including maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

          (5) Parking Charges. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project.
          (6) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 14(b) below, all costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof, including without limitation, (i) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal, (ii) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof, (iii) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and other mechanical and electrical systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Systems”), (iv) the cost of all cleaning and janitorial services and supplies, and (v) the cost of window glass replacement and repair.
          (7) Life Safety Costs. All costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises, the Building and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.
          (8) Management and Administration. All costs for management and administration of the Premises, the Building and/or the Project or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for clerical and supervisory employees, whether located on the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project.
               Notwithstanding anything in this Paragraph 4(b) to the contrary, with respect to all sums payable as Additional Rent under this Paragraph 4(b) for the repair or replacement of any item or the construction of any new item in connection with the physical operation of the Premises, the Building or the Project (i.e., HVAC, roof membrane or coverings and parking area) which is a capital item the repair or replacement of which properly would be capitalized under generally accepted accounting principles, Tenant shall be required to pay only its Percentage Share of the prorata share of the cost of the item falling due within the Term (including any Renewal Term) based upon the amortization of the same over the useful life of such item, as reasonably determined by Landlord.

     (c) Payment of Additional Rent.
          (1) During the last month of the Base Year and each calendar year thereafter, or as soon thereafter as practicable, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the following calendar year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior calendar year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due.
          (2) Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided.
          (3) With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Expenses which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Premises or the

Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project or that varies with the occupancy of the Building and/or the Project. Without limiting the generality of the foregoing, Tenant understands and agrees that Landlord shall have the right to adjust Tenant’s Proportionate Share(s) of any Utility Expenses based upon Tenant’s use of the Utilities or similar services as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such Utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant’s use of such Utilities and similar services.
          (4) In the event the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Comparison Year is not ninety percent (90%) or more of full occupancy, then the Expenses for such year shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building or the Project, as applicable, been ninety percent (90%) occupied during such year.
     (d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 45 below, are referred to as the “Rent”. All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to Harbor Investment Partners and shall be mailed to: Dept. No. 66218, E1 Monte, California 91735-6128, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.
5. Utilities And Services
     (a) From 7:00 a.m. to 6:00 p.m. on weekdays (“Normal Business Hours”) (excluding legal holidays), Landlord shall furnish to the Premises electricity for lighting and operation of low-power usage office machines, water, heat and air conditioning, and elevator service. During all other hours, Landlord shall furnish such service except for heat and air conditioning. Landlord shall provide janitorial services for the Premises on weekdays (excluding legal holidays) as determined reasonably necessary by Landlord.

     (b) If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as established by Landlord shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent.
     (c) Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.
     (d) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.
6. Late Charge
     Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within three (3) days after their due date, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.
Initials: Landlord CDS            Tenant JM
7. Letter of Credit
     (a) Upon execution of this Lease, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount specified in the Basic Lease Information (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease, which security shall be in addition to the Security Deposit provided pursuant to Paragraph 8 below; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s Default. The Letter of Credit shall be maintained in effect from the date hereof through the date that is sixty (60) days after the Expiration Date (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Paragraph 7(a)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof to cure any Default under this Lease and to compensate Landlord for any damage Landlord incurs as a result of such Default, and for any other purpose for which Landlord is entitled to use, apply or retain the Security Deposit or any portion thereof pursuant to Paragraph 8 below, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth in Paragraph 26 below. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full LC Face Amount. Tenant’s failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute a Default hereunder.
     (b) Upon the third (3rd) anniversary of the Commencement Date, Landlord shall review Tenant’s financial statements and other information requested by Landlord regarding the prospects for Tenant’s continued business operations throughout the remainder of the Term (collectively, “Tenant’s Financials”). In the event Tenant’s Financials are acceptable to Landlord in its sole and absolute discretion, then Landlord shall permit Tenant to reduce the LC Face Amount to an amount equal to six (6) months of Base Rent at the time of such reduction.
     (c) As used herein, Letter of Credit shall mean an unconditional, stand-by irrevocable letter of credit (herein referred to as the “Letter of Credit”) issued by the San Francisco office of a major national bank insured by the Federal Deposit Insurance Corporation and otherwise satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance satisfactory to Landlord. The Letter of Credit shall be for a one-year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either that: (A) a Default has occurred and is continuing under this Lease and any applicable grace period has expired, or (B) Landlord has not received notice from the Bank at least thirty (30) days prior to the then current expiry date of the Letter of Credit that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the relevant annual expiration date or, in the case of the last year of the Term, sixty (60) days after the Expiration Date, together with a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant has not otherwise furnished Landlord with a replacement Letter of Credit as hereinafter provided; and (iii) that, in the event of Landlord’s assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without recourse and without the payment of any fee or consideration, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. In the event that the Bank shall fail to (y) notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and (z) deliver to Landlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant shall not have otherwise delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 7(a) above.
8. Security Deposit
     Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord, in addition to the Letter of Credit provided pursuant to Paragraph 7 above, the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy any Default by Tenant under this Lease, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, and (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest on such deposit. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.
9. Possession
     (a) Tenant’s Right of Possession. Subject to Paragraph 9(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.
     (b) Delay in Delivering Possession. If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees or independent contractors (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant’s possession of the Premises was delayed beyond the Estimated Commencement Date.
10. Use Of Premises
     (a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises, Tenant agrees not to overload the floor(s) of the Building.
     (b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises, the Building or the Project; (2) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; and (3) any and all rules and regulations set forth in Exhibit C and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the “Rules and Regulations”). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.
     (c) Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant’s business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents’ violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease
11. Acceptance Of Premises
     (a) By entry hereunder, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.
     (b) Prior to the Commencement Date, Landlord shall clean the carpet and touch up the paint in the Premises. Except for the foregoing, Landlord shall have no obligation to remodel, improve or otherwise alter the Premises prior to or after the Commencement Date.

12. Surrender
     Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted, any carpets cleaned, all floors cleaned and waxed and all non-working light bulbs and ballasts replaced, and (b) otherwise in accordance with Paragraph 33(h). Normal wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains on any portion of the floors) any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined) and Tenant’s signage from the Premises, the Building and the Project and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and to repair any damage caused by such removal. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 12 and Paragraph 33(h) below, Tenant shall continue to be responsible for the payment of Rent (as the same may be increased pursuant to Paragraph 36 below) until the Premises are so surrendered in accordance with said Paragraphs, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

13. Alterations And Additions
     (a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the Systems serving the Premises, the Building and/or the Project or any portion thereof.
     (b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. As a further condition to giving consent, Landlord may require Tenant to provide Landlord, at Tenant’s sole cost and expense, a payment and performance bond in form acceptable to Landlord, in a principal amount not less than one and one-half times the estimated costs of such Alterations, to ensure Landlord against any liability for mechanic’s and materialmen’s liens and to ensure completion of work. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant and Landlord’s lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).
     (c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property.
     (d) No private telephone systems and/or other related computer or telecommunications equipment or lines may be installed without Landlord’s prior written consent. If Landlord gives such consent, all equipment must be installed within the Premises and, at the request of Landlord made at any time prior to the expiration of the Term, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.
     (e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.
     (f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.
14. Maintenance and Repairs Of Premises
     (a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 14(b) hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, and (2) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

     (b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 22 and 23, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s Proportionate Share(s) of the cost and expense of the following items, Landlord agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 14(a), 22 and 23, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 14 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.
     (c) Tenant’s Waiver of Rights. Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(1), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.
15. Landlord’s Insurance
     Landlord shall purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord, at Tenant’s cost, may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.
16. Tenant’s Insurance
     (a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Three Million Dollars ($3,000,000.00). Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 16(a) shall contain a deductible greater than two thousand five hundred dollars ($2,500.00). No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best’s Key Rating Guide.
     (b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than two thousand five hundred dollars ($2,500.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.
     (c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).
     (d) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancellable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).
17. Indemnification
     (a) Of Landlord. Tenant shall indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the sole active gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 17 shall survive any termination of this Lease.
     (b) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.
18. Subrogation
     Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 18 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.
19. Signs
     Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent or without complying with Landlord’s signage criteria, as the same may be modified by Landlord from time to time, and with all applicable Laws, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Project. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the’expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense.

20. Free From Liens
     Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.
21. Entry By Landlord
     Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the sole active gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.
22. Destruction And Damage
     (a) If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord’s option:

          (1) In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the “Casualty Discovery Date”) Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.
          (2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.
          (3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the Casualty Discovery Date.
     (b) If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the

Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.
     (c) Notwithstanding anything to the contrary in this Paragraph 22, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:
          (1) If more than twenty-five percent (25%) of the full insurable value of the Building or the Project is damaged or destroyed, regardless of whether or not the Premises are destroyed.
          (2) If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date.
          (3) If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration.
          (4) If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.
     (d) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord; provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction resulted from the acts or inaction of Tenant or Tenant’s Agents. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.
     (e) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.
     (f) Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.
23. Condemnation
     (a) If twenty-five percent (25%) or more of either the Premises, the Building or the Project or the parking areas for the Building or the Project is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, arid a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure

Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.
     (b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.
24. Assignment And Subletting
     (a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) except for a Limited Sublease (as hereinafter defined), Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment (provided that Landlord shall not have the right to terminate this Lease under this clause (1) in the event of a Limited Sublease), (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease arid/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.
     (b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 10(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, or (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof.
     (c) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable legal fees (not to exceed the sum of five thousand dollars

($5,000.00) and reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
     (d) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s ‘ approval has been obtained for any such assignment or subletting).
     (e) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
     (f) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting (including, without limitation, a Limited Sublease) by Tenant in accordance with the terms of this Paragraph 24, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.
     (g) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
     (h) Notwithstanding anything in Paragraph 24(a) above to the contrary, Tenant shall have the right with the consent of Landlord, which consent shall not be unreasonably withheld, to sublet up to three thousand rentable square feet (3,000) of the Premises for a term commencing not later than the first (1st) anniversary of the Commencement Date and expiring not later than the third (3rd) anniversary of the Commencement Date (the “Limited Sublease”). Except as otherwise expressly set forth in this Paragraph 24, the Limited Sublease shall be subject to all of the terms and conditions of this Paragraph 24.
25. Tenant’s Default
     The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):
     (a) The vacation or abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, or the failure of Tenant to continuously operate Tenant’s business in the Premises, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;
     (b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) days after the same is due;
     (c) A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (collectively, “Guarantor”) for the benefit of creditors;
     (d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;
     (e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;
     (f) Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;
     (g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 31 or 32 or 42;
     (h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;
     (i) Failure of Tenant to restore the Letter of Credit or the Security Deposit to the amount and within the time period provided in Paragraph 7 or Paragraph 8, respectively, above;
     (j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (1) or (m) above or any other subparagraphs of this Paragraph 25, which shall be governed by such other Paragraphs), which failure continues for ten (10) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within thirty (30) days after the giving of the aforesaid written notice;
     (k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months. In the event of a Chronic Delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;
     (1) Chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. “Chronic Overuse” shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during the Term after written notice by Landlord;
     (m) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and
     (n) Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.
     Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(j), (k) or (l) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.
26. Landlord’s Remedies
     (a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
          (1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus
          (2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
          (3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance (such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus
          (5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus
          (6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

     (b) Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 26(b), the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:
          (1) Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or
          (2) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.
     (c) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.
     (d) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 26(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 26(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
     (e) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 26 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.
     (f) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.
     (g) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.
27. Landlord’s Right To Perform Tenant’s Obligations
     (a) Without limiting the rights and remedies of Landlord contained in Paragraph 26 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

     (b) Without limiting the rights of Landlord under Paragraph 27(a) above, Landlord shall have the right at Landlord’s option, without any obligation to do so, to perform any of Tenant’s covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its sole discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.
     (c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 27, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (1) ten percent (10%) per annum, or (2) the highest rate permitted by applicable law.
28. Attorney’s Fees
     (a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.
     (b) Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.
29. Taxes
     Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant pursuant to Paragraph 13 or any of Tenant’s Property is assessed and taxed with the Project or

Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.
30. Effect Of Conveyance
     The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
31. Tenant’s Estoppel Certificate
     From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the original amount thereof and any increases thereto; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Building or the Project or by a purchaser of the Building or the Project. Any such certificate delivered pursuant to this Paragraph 31 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.
32. Subordination
     Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any (“Encumbrances”) that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof (“Holder”) shall agree to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord’s written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 32, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.
33. Environmental Covenants
     (a) Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Initial Disclosure Certificate”), a fully completed copy of which is attached hereto as Exhibit D and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an “Updated Disclosure Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit D or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this Paragraph 33(a).
     (b) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains (1) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or . (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.
     (c) As used in this Lease, the term “Environmental Laws” shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.
     (d) Tenant agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Environmental Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 33.
     (e) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.
     (f) Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event (1) such inspections reveal the presence of any such Hazardous Material or other condition or activity in violation of the requirements of this Lease or of any Environmental Laws, or (2) Tenant or its Agents contribute or knowingly consent to the presence of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project or exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days’ prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
     (g) Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant’s obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 33 shall be payable by Tenant upon demand.
     (h) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents and, to the extent of any such debris, waste or Hazardous Materials, in a condition which complies with all Environmental Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises. Tenant’s obligations and liabilities pursuant to the provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord’s sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “normal wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 36 of this Lease.
     (i) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorney’s fees)) sustained by Landlord attributable to (1) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant’s Agents, or (2) Tenant’s breach of any provision of this Paragraph 33.
     (j) The provisions of this Paragraph 33 shall survive the expiration or earlier termination of this Lease.
34. Notices
     All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused ), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.
35. Waiver
     The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

36. Holding Over
     Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 12 and 33(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
37. Successors And Assigns
     The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.
38. Time
     Time is of the essence of this Lease and each and every term, condition and provision herein.
39. Brokers
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall be responsible for a commission payable to Landlord’s Broker in connection with the execution of this Lease pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be solely responsible for any commission or fee payable to Tenant’s Broker in connection with this Lease or the subject matter hereof.
40. Limitation Of Liability
     Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord (1) Tenant shall look solely to the then-current landlord’s interest in the Building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (2) no other property or assets of Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them (collectively, the “Landlord Parties”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies; (3) no personal liability shall at any time be asserted or enforceable against the Landlord Parties; and (4) no judgment will be taken against the Landlord Parties. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.
41. Financial Statements
     Within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.
42. Rules And Regulations
     Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations. Landlord’s current rules and regulations are attached to this Lease as Exhibit C.

43. Mortgagee Protection
     (a) Modifications for Lender. If, in connection with obtaining financing for the Project or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.
     (b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 43(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.
44. Entire Agreement
     This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.
45. Interest
     Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within ten (10) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law. Payment of such, interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

46. Construction
     This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.
47. Representations And Warranties Of Tenant
     Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.
     (a) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.
     (b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.
48. Security
     (a) Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.
     (b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.
49. Jury Trial Waiver
     Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631, and Tenant does hereby constitute and appoint Landlord its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Tenant does hereby authorize and empower Landlord, in the name, place and stead of Tenant, to file this Lease with the clerk or judge of any court of competent jurisdiction as a statutory written consent to waiver of trial by jury.
     Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

Landlord:				Tenant:

Harbor Investment Partners,				Financial Engines, Inc.,
a California general partnership				a California corporation

By:	Aetna Life Insurance Company,
a Connecticut corporation, General Partner
				By: Print Name:	/s/ Jeff Maggioncalda Jeff Maggioncalda
	By:	Allegis Realty Investors llc,		Its:	President CEO
Its Investment Advisor and Agent

By:
		By:	/s/ Cynthia Stevenin	Print Name:
			Cynthia Stevenin	Its:
Vice President

EXHIBIT A

THE HARBOR

PALO ALTO
CALIFORNIA

O'DONNELL
PROPERTY
SERVICES

FIELD VERIFY
RECEPTION
KITCHEN
OPEN OFFICE
SECRETARIAL

FLOOR PLAN

A-1

Exhibit B

Commencement and Expiration Date Memorandum

Landlord:	Harbor Investment Partners

Tenant:	Financial Engines, Inc.

Lease Date:	July 14, 1997

Premises:	Located at 1804 Embarcadero Road, Suite 200, Palo Alto, California 94303
     Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punchlist items which Landlord agrees to complete).
     The Commencement Date of the Lease is hereby established as                     , 1997 and the Expiration Date is                           , ___.

Tenant:	Financial Engines, Inc., a California corporation
	By:	/s/ Jeff Maggioncalda
		Print Name:	JEFF MAGGIONCALDA
		Its:	PRESIDENT

Approved and Agreed:
LandLord:
Harbor Investment Partners,
a California general partnership

By:

Its: _______________________________

B-1

Exhibit C
Rules And Regulations
     This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit C to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit C are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit C have the meanings ascribed to such terms in the Lease.
     1. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
     2. All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord.
     3. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 33 of the Lease.
     4. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior consent of Landlord.
     5. Tenant shall not make any duplicate keys without the prior consent of Landlord.
     6. Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.
     7. Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.
     8. No person shall go on the roof without Landlord’s permission.
     9. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in

C-1

noise-dampening housing or other devices sufficient to eliminate noise or vibration.
     10. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.
     11. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.
     12. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.
     13. Tenant is responsible for the storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord.
     14. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.
     15. Tenant shall not permit any animals, including but not limited to, any household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
Initials:
Tenant: JM
Landlord: CDC

C-2

Exhibit D
Hazardous Materials Disclosure Certificate
     Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Paragraph 33 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Landlord:	Harbor Investment Partners c/o Allegis Realty Investors LLC 455 Market, Suite 1540 San Francisco, California 94105 Attention: Cynthia Stevenin Phone: (415) 538-4800
     Name of (Prospective) Tenant: Financial Engines, Inc.
Mailing Address: 1961 Laudingo Drive Mountain View, CA 94043
Contact Person, Title and Telephone Number(s): Tara Raydar, Operations and Resource Manager 415-962-1887 x 16
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Same
Address of (Prospective) Premises: 1804 Embarcadero Rd. Palo Alto CA 94303
Length of (Prospective) initial Term: 60 months
D-l

1.	GENERAL INFORMATION:
     Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.
     Financial planning software
(non-manufacturing)
2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS
2.1	Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials, which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☑
Chemical Products	Yes ☐	No ☑
Other	Yes ☐	No ☑
If Yes is marked, please explain:
2.2	If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	STORAGE TANKS AND SUMPS
3.1	Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes ☐ No ☑

If yes, please explain:
4.	WASTE MANAGEMENT
4.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☑

4.2	Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed. Yes ☐ No ☑

If yes, attach a copy of the most recent report filed.
5.	WASTEWATER TREATMENT AND DISCHARGE
5.1	Will your company discharge wastewater or other wastes to:

☐ storm drain?	☐ sewer?
☐ surface water?	☑ no wastewater or other wastes discharged.
Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2	Will any such wastewater or waste be treated before discharge?

Yes ☐ No ☑

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.
6.	AIR DISCHARGES
6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☑

If yes, please describe:

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

☐ Spray booth(s)	☐ Incinerator(s)
☐ Dip tank(s)	☐ Other (Please describe)
☐ Drying oven(s)	☑ No Equipment Requiring Air Permits
If yes, please describe:

6.3	Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past [thirty-six] months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations.
7.	HAZARDOUS MATERIALS DISCLOSURES
7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☑

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes ☐ No ☑

If yes, please explain:

8.	ENFORCEMENT ACTIONS AND COMPLAINTS
8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☑

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Paragraph 33 of the Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☑

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Paragraph 33 of the Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes ☐ No ☑

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

9.	PERMITS AND LICENSES
9.1	Attach copies of all permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
     As used herein, “Hazardous Materials” shall mean and include any substance that is or contains (a) any “hazardous substance” as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (b) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act, as amended (“RCRA”) (42 U.S.C. § 6901 et seq.) or any regulations promulgated under RCRA; (c) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (d) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (e) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (f) polychlorinated biphenyls; (g) lead and lead-containing materials; or (h) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws; and “Environmental Laws” shall mean and include (a) CERCLA, RCRA and TSCA; and (b) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (i) pollution, (ii) the protection or regulation of human health, natural resources or the environment, (iii) the treatment, storage or disposal of Hazardous Materials, or (iv) the emission, discharge, release or threatened release of Hazardous Materials into the environment.
     The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Paragraph 33 of the Lease Agreement. The undersigned further acknowledges and agrees that the Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I [print name] JEFF MAGGIONCALDA acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT: Financial Engines, Inc., a California corporation
By:	/s/ Jeff Maggioncalda
Title: PRESIDENT

Date:	7/14/97

INITIALS:
TENANT: JM
LANDLORD: CDS

First Amendment to Lease Agreement
     This First Amendment To Lease Agreement (this “Amendment”) is made as of November 24, 1998, by and between Harbor Investment Partners, a California general partnership (“Landlord”), and Financial Engines, Inc., a California corporation (“Tenant”).
Recitals
     A. Landlord and Tenant have previously entered into that certain Lease Agreement, dated as of July 14, 1997 (the “Lease”), which Lease covers certain premises consisting of approximately eleven thousand one hundred forty-five (11,145) rentable square feet located at 1804 Embarcadero Road, Suite 200, Palo Alto, California (the “Existing Premises”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. Tenant desires to expand the Existing Premises by leasing that certain additional space (the “New Premises”) consisting of seventeen thousand six hundred seventy-two (17,672) rentable square feet, located at 1804 Embarcadero Road, Suite 100, Palo Alto, California, as more particularly shown on Exhibit A attached hereto, effective as of December 15, 1998 (the “New Premises Commencement Date”) and continuing through December 14, 2001 (the “New Premises Expiration Date”). Except as stated herein to the contrary, during the New Premises Term (as defined below), the “Premises”, as used in the Lease, shall be deemed to include the Existing Premises and the New Premises.
     C. Landlord and Tenant desire to amend the Lease to provide for the addition of the New Premises for the New Premises Term (as defined below), all upon and subject to the terms, covenants and conditions hereinafter set forth.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1. New Premises
     Effective as of the New Premises Commencement Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the New Premises for a term of thirty-six (36) months (the “New Premises Term”). Prior to the New Premises Commencement Date, Landlord shall paint and carpet the New Premises with Building-standard paint and carpeting (the “Tenant Improvements”). Except for the foregoing Tenant Improvements, Landlord shall deliver the New Premises to Tenant in its “AS-IS” condition and Landlord shall have no obligation to improve, remodel or otherwise alter

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the New Premises prior to or after the New Premises Commencement Date. Notwithstanding the foregoing, Landlord shall cause the roof to be in good condition and the building systems including the HVAC, electrical and plumbing systems serving the Premises to be in good working order on the New Premises Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the thirtieth (30th) day after the New Premises Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such thirtieth (30th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 1.
2. Early Occupancy
     Notwithstanding anything to the contrary contained herein, Tenant shall have the right to enter upon the New Premises beginning on November 1, 1998, for the sole purpose of preparing the New Premises for occupancy, provided that Tenant shall not conduct its business in the Premises during such period, and provided further, that such entry shall be subject to all of the terms and conditions of the Lease, excluding only the obligation to pay Rent.
3. Base Monthly Rent for New Premises
     Notwithstanding anything to the contrary contained in the Lease, during the New Premises Term in addition to all Rent due under the Lease, Tenant shall pay Base Rent for the New Premises in the amounts set forth below:

	Rent per Square
Term:	Foot per Month:	Base Rent:
December 15, 1998 — December 14, 1999	$3.95	$69,804.40
December 15, 1999 — December 14, 2000	$4.11	$72,631.92
December 15, 2000 — December 14, 2001	$4.27	$75,459.44
4. Additional Rent; Proportionate Shares
     During the New Premises Term, Tenant shall pay Additional Rent with respect to the New Premises in accordance with the terms of Paragraph 4(b) of the Lease. With respect to the New Premises, Tenant’s Proportionate Shares of the Building and the Project shall be 44.2% and 6.8%, respectively.

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5. Prepaid Rent
     Concurrently with the execution of this Amendment, Tenant shall pay to Landlord the Rent owing with respect to the New Premises for the first month following the New Premises Commencement Date.
6. Renewal Option
     (a) Tenant shall have one (1) option (the “Renewal Option”) to extend the New Premises Term for a period of two (2) years beyond the New Premises Expiration Date (the “Renewal Term”). The Renewal Option shall be effective only if Tenant is not in Default under the Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default thereunder, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (the “Election Notice”) from Tenant to Landlord given not more than nine (9) months nor less than six (6) months prior to the expiration of the New Premises Term. Except as hereinafter provided in this Paragraph 6, any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void (time being of the essence) and this Agreement shall automatically terminate on the New Premises Expiration Date without the necessity of notice from either party to the other. Tenant’s lease of the New Premises during the Renewal Term shall be upon the same terms and conditions as during the New Premises Term, except that the annual Base Rent during the Renewal Term shall be equal to the prevailing market rate for space in similarly situated buildings in the vicinity of the Building comparable to the New Premises in location, size, condition, quality and type at the commencement of the Renewal Term; provided however that in no event shall the Base Rent for the Renewal Term be less than the Base Rent for the last month of the New Premises Term. As used herein, the term “prevailing market rate” shall mean the base annual rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space. Landlord shall notify Tenant in writing (such notice being hereinafter referred to as the “Renewal Rate Notice”) of the prevailing market rate for the Renewal Term within sixty (60) days after Landlord’s receipt of the Election Notice. Tenant shall have ten (10) days after receipt of the Renewal Rate Notice (the “Response Period”) to advise Landlord whether or not Tenant agrees with Landlord’s determination of the prevailing market rate. If Tenant agrees with Landlord’s determination, then Landlord and Tenant shall promptly enter into an amendment to the Lease providing for the lease of the New Premises by Tenant during the Renewal Term upon the terms stated in the Renewal Rate Notice. If Tenant disputes Landlord’s determination of the prevailing market rate, Tenant shall have the right to rescind its Election Notice in writing within the Response Period and neither party shall have any further rights or obligations under this Paragraph 6(a). If Tenant fails to provide Landlord with written notice of rescission prior to the expiration of the

3

Response Period, then Tenant shall be deemed to have accepted Landlord’s determination of the prevailing market rate.
     (b) Except as expressly provided in Paragraph 6(a) above with respect to the New Premises, Tenant shall have no options or rights to renew or extend the Term of the Lease.
7. Parking
     During the New Premises Term, the number of non-exclusive and undesignated parking spaces allocated to Tenant with respect to the New Premises shall be fifty-eight (58).
8. Expansion
     In the event that the suite immediately adjacent to the New Premises which contains approximately 2,117 square feet (“Expansion Space”) shall be available for lease any time between May 15, 1999 (or such earlier date as the existing tenant vacates the Expansion Space) and the New Premises Expiration Date, Landlord shall immediately lease to Tenant and Tenant shall immediately lease from Landlord the Expansion Space in its AS-IS condition (except that Landlord shall paint and carpet the Expansion Space with Building-standard paint and carpeting) and at the per-square-foot Base Rent in effect hereunder from time to time. Tenant shall pay Additional Rent with respect to the Expansion Space on the terms specified in Paragraph 4 above. In the event Tenant leases the Expansion Space as provided herein, the parties shall promptly execute an amendment to the Lease providing for the lease of such Expansion Space, which amendment shall be substantially similar in form to this Amendment. Tenant acknowledges and agrees that its willingness to lease the Expansion Space from Landlord in accordance with this Paragraph 8 is an integral part of the consideration to Landlord for the execution of this Amendment and that Landlord would not execute this Amendment but for Tenant’s willingness to lease the Expansion Space. Any failure of Tenant to lease the Expansion Space from Landlord in accordance with this Paragraph 8 shall constitute an immediate Default under the Lease and shall entitle Landlord to all of its rights and remedies thereunder.
9. Brokers
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except Cornish & Carey Commercial and BT Commercial (collectively, “Landlord’s Broker”) and BT Commercial (“Tenant’s Broker”) in the negotiating or making of this Amendment, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Amendment as a result of the actions

4

of the indemnifying party. Landlord shall be responsible for a commission payable to Landlord’s Broker in connection with the execution of this Amendment pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be solely responsible for any commission or fee payable to Tenant’s Broker in connection with this Amendment or the subject matter hereof.
10. Subletting
     Paragraph 24(h) of the Lease shall not apply to the New Premises.
11. Miscellaneous
     (a) As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.
     (b) This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.

Landlord:	Harbor Investment Partners, a California general partnership
	By:	Aetna Life Insurance Company, a Connecticut corporation, General Partner

	By:	Allegis Realty Investors llc, Its Investment Advisor and Agent

	By:	/s/ Cynthia Stevenin
Cynthia Stevenin
Vice President

Tenant:	Financial Engines, Inc. a California corporation
	By:	/s/ Jeff Maggioncalda
Its: PRESIDENT & CEO

5

EXHIBIT A

Second Amendment to Lease Agreement
     This Second Amendment To Lease Agreement (this “Amendment”) is made effective as of November 15, 1999 (the “Effective Date”), by and between Harbor Investment Partners, a California general partnership (“Landlord”), and Financial Engines, Inc., a California corporation (“Tenant”).
Recitals
     A. Landlord and Tenant have previously entered into that certain Lease Agreement, dated as of July 14, 1997 (the “Master Lease”), as amended by that certain First Amendment to Lease Agreement (the “First Amendment”), dated as of November 24, 1998 (the Master Lease as amended by the First Amendment is referred to herein as the “Lease”), which Lease covers certain premises consisting of approximately (i) eleven thousand one hundred forty-five (11,145) rentable square feet located at 1804 Embarcadero Road, Suite 200, Palo Alto, California (the “Original Premises”), and (ii) seventeen thousand six hundred seventy-two (17,672) rentable square feet located at 1804 Embarcadero Road, Suite 100, Palo Alto, California (the “Additional Premises”; the Original Premises and the Additional Premises are collectively referred to herein as the “Existing Premises”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. The suite immediately adjacent to the Additional Premises became available, and pursuant to Paragraph 8 of the First Amendment, Landlord is required to immediately lease to Tenant and Tenant is required to immediately lease from Landlord that certain expansion space (the “Suite 102 Expansion Premises”) consisting of approximately two thousand one hundred seventeen (2,117) rentable square feet, located at 1804 Embarcadero Road, Suite 102, Palo Alto, California, as more particularly shown on Exhibit A attached hereto, effective as of the Effective Date (the “Suite 102 Expansion Premises Commencement Date”). Except as stated herein to the contrary, during the Suite 102 Expansion Premises Term (as defined below), the “Premises”, as used in the Lease, shall be deemed to include the Existing Premises and the Suite 102 Expansion Premises.
     C. Landlord and Tenant desire to amend the Lease to provide for the addition of the Suite 102 Expansion Premises for the Suite 102 Expansion Premises Term, all upon and subject to the terms, covenants and conditions hereinafter set forth.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1. Suite 102 Expansion Premises
     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Suite 102 Expansion Premises for a term commencing on the Suite 102 Expansion Premises Commencement Date and expiring on December 14, 2001 (the “Suite 102 Expansion Premises

1

Term”). Prior to the Suite 102 Expansion Premises Commencement Date, Landlord has painted and carpeted the Suite 102 Expansion Premises with Building-standard paint and carpeting (the “Tenant Improvements”). Except for the foregoing Tenant Improvements, Landlord has delivered the Suite 102 Expansion Premises to Tenant in its “AS-IS” condition and Landlord has no obligation to improve, remodel or otherwise alter the Suite 102 Expansion Premises prior to or after the Suite 102 Expansion Premises Commencement Date.
2. Base Monthly Rent for Suite 102 Expansion Premises
     Notwithstanding anything to the contrary contained in the Lease, during the Suite 102 Expansion Premises Term, in addition to all Rent due under the Lease, Tenant shall pay Base Rent for the Suite 102 Expansion Premises in the amounts set forth below:

	Rent per Square
Term:	Foot per Month:	Base Rent:
November 15, 1999 — December 14, 1999	$3.95	$8,362.15
December 15, 1999 — December 14, 2000	$4.11	$8,700.87
December 15, 2000 — December 14, 2001	$4.27	$9,039.59
3. Additional Rent; Proportionate Shares
     During the Suite 102 Expansion Premises Term, Tenant shall pay Additional Rent with respect to the Suite 102 Expansion Premises in accordance with the terms of Paragraph 4(b) of the Lease. With respect to the Suite 102 Expansion Premises, Tenant’s Proportionate Shares of the Building and the Project shall be 5.2% and .82%, respectively. With respect to the Premises, Tenant’s Proportionate Share of the Building shall be 77.33%.
4. Parking
     During the Suite 102 Expansion Premises Term, the number of non-exclusive and undesignated parking spaces allocated to Tenant with respect to the Suite 102 Expansion Premises shall be seven (7).
5. Brokers
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except BT Commercial (“Landlord’s Broker”) and BT Commercial (“Tenant’s Broker”) in the negotiating or making of this Amendment, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or

2

brokers to a commission in connection with this Amendment as a result of the actions of the indemnifying party. Landlord shall be responsible for a commission payable to Landlord’s Broker in connection with the execution of this Amendment pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be solely responsible for any commission or fee payable to Tenant’s Broker in connection with this Amendment or the subject matter hereof.
6. Subletting
     Paragraph 24(h) of the Lease shall not apply to the Suite 102 Expansion Premises.
7. Miscellaneous
     (a) As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.
     (b) This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     (c) This Amendment may be executed in multiple counterparts and by the parties in separate counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same agreement. The parties may execute and deliver this Amendment by forwarding signed facsimile copies of this Amendment. Such facsimile signatures shall have the same binding effect as original signatures, and the parties hereby waive any defense to validity based on any such copies of signatures.

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     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.
Landlord:	Harbor Investment Partners, a California general partnership

By:	Aetna Life Insurance Company,
a Connecticut corporation,
Its General Partner

By:	UBS Brinson Realty Investors llc,
Its Investment Advisor and Agent

By:	/s/ Cynthia Stevenin
Cynthia Stevenin
Director

Tenant:	Financial Engines, Inc., a California corporation

By:	/s/ Raymond Sims
	Name:	Raymond Sims
	Title:	Vice President & CFO

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EXHIBIT A

E
D
C
B
A
12
11
10
9
8
7
6
5
4
3
2
1

INITIAL

Third Amendment to Lease
     This Third Amendment To Lease (this “Third Amendment”) is made as of June 5, 2000, by and between Harbor Investment Partners, a California general partnership (“Landlord”), and Financial Engines, Inc., a California corporation (“Tenant”).
Recitals
     A. Landlord and Tenant have previously entered into that certain Lease Agreement, dated as of July 14, 1997, as amended by that certain First Amendment to Lease Agreement, dated as of November 24, 1998, and that certain Second Amendment to Lease Agreement, effective as of November 15, 1999 (as amended, the “Lease”), which Lease covers certain premises consisting of approximately (i) eleven thousand one hundred forty-five (11,145) rentable square feet located at 1804 Embarcadero Road, Suite 200, Palo Alto, California (the “Original Premises”), (ii) seventeen thousand six hundred seventy-two (17,672) rentable square feet located at 1804 Embarcadero Road, Suite 100, Palo Alto, California, and (iii) two thousand one hundred seventeen (2,117) rentable square feet located at 1804 Embarcadero Road, Suite 102, Palo Alto, California (Suites 100 and 102 are collectively referred to herein as the “Expansion Premises”; the Original Premises and the Expansion Premises are collectively referred to herein as the “Existing Premises”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. Tenant desires to expand the Existing Premises by leasing that certain additional space (the “Suite 202 Premises”) consisting of three thousand eighty-one (3,081) rentable square feet, located at 1804 Embarcadero Road, Suite 202, Palo Alto, California, as more particularly shown on Exhibit A attached hereto, effective as of the date Landlord delivers possession of the Suite 202 Premises to Tenant (the “Suite 202 Premises Commencement Date”). Except as stated herein to the contrary, during the Suite 202 Premises Term (as defined below), the “Premises”, as used in the Lease, shall be deemed to include the Existing Premises and the Suite 202 Premises.
     C. Tenant also desires to extend the Lease term and amend the base monthly rent amount with respect to the Expansion Premises.
     D. Landlord and Tenant desire to amend the Lease to provide for the addition of the Suite 202 Premises and extend the term and amend the base monthly rent amount with respect to the Expansion Premises, all upon and subject to the terms, covenants and conditions hereinafter set forth.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Suite 202 Premises
     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Suite 202 Premises for a term commencing on the Suite 202 Premises Commencement Date and expiring on August 6, 2002 (the “Suite 202 Premises Term”). Promptly following the Suite 202 Premises Commencement Date, Landlord and Tenant shall execute a Suite 202 Premises Commencement Date Memorandum in the form of Exhibit B hereto. Landlord shall deliver the Suite 202 Premises to Tenant in its “AS-IS” condition and Landlord shall have no obligation to improve, remodel or otherwise alter the Suite 202. Premises prior to or after the Suite 202 Premises Commencement Date: Notwithstanding the foregoing, Landlord shall cause the roof on the Suite 202 Premises to be in good condition and the HVAC, electrical and plumbing systems serving the Suite 202 Premises to be in good working order on the Suite 202 Premises Commencement Date. Any claims by Tenant under the preceding sentence shall be made in writing not later than the fifteenth (15th) day after the Suite 202 Premises Commencement Date. In the event Tenant fails to deliver a written claim to Landlord on or before such fifteenth (15th) day, then Landlord shall be conclusively deemed to have satisfied its obligations under this Paragraph 1.
2. Base Monthly Rent for Suite 202 Premises
     Notwithstanding anything to the contrary contained in the Lease, during the Suite 202 Premises Term in addition to all Rent due under the Lease, Tenant shall pay Base Rent for the Suite 202 Premises in accordance with the schedule set forth below:

		Rental Rate Per
Period	Sq. Ft.	Sq. Ft.	Monthly Rent
Suite 202 Premises Commencement Date — Day immediately preceding first anniversary of Suite 202 Premises Commencement Date	3,081	$8.00	$24,648.00
First Anniversary of Suite 202 Premises Commencement Date — Day immediately preceding second anniversary of Suite 202 Premises Commencement Date	3,081	$8.32	$25,633.92
Second Anniversary of Suite 202 Premises Commencement Date — August 6, 2002	3,081	$8.65	$26,650.65

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3. Additional Rent
     During the Suite 202 Premises Term, Tenant shall pay Additional Rent with respect to the Suite 202 Premises in accordance with the terms of Paragraph 4(b) of the Lease. With respect to the Suite 202 Premises, Tenant’s Proportionate Shares of the Building and the Project shall be 7.70% and 1.19%, respectively. With respect to the Premises, Tenant’s Proportionate Shares of the Building shall be 85.03%.
4. Prepaid Rent
     Concurrently with the execution of this Third Amendment, Tenant shall pay to Landlord the Base Rent and Additional Rent owing with respect to the Suite 202 Premises for the first month following the Suite 202 Premises Commencement Date.
5. Parking
     During the Suite 202 Premises Term, the number of non-exclusive and undesignated parking spaces allocated to Tenant with respect to the Suite 202 Premises shall be ten (10).
6. Security Deposit
     Landlord currently holds a Letter of Credit in the amount of Four Hundred Sixty-Eight Thousand Ninety and 00/100 Dollars ($468,090.00) and a cash Security Deposit in the amount of Forty-Seven Thousand Four Hundred Thirteen and 86/100 Dollars ($47,413.86). Upon Tenant’s execution of this Third Amendment, Tenant shall deposit with Landlord funds sufficient to increase the cash Security Deposit held by Landlord pursuant to Paragraph 8 of the Lease to the total sum of One Hundred Thousand Seven Hundred Fifteen and 16/100 Dollars ($100,715.16). Landlord may use, apply or retain the whole or any part of the Security Deposit in accordance with Paragraph 8 of the Lease.
7. Expansion Premises Term
     The term of the Lease with respect to the Expansion Premises is hereby extended to and shall expire on August 6, 2002 (the “Expansion Premises Term Expiration”) (the “Extended Term”). All references in the Lease to the Term with respect to the Expansion Premises shall mean the Term, as extended through the Extended Term. During the Extended Term, Tenant shall continue to lease the Expansion Premises in its “AS-IS” condition and Landlord shall have no obligation to remodel, improve or otherwise alter the Expansion Premises either prior to or after the Extended Term Commencement Date.

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8. Base Monthly Rent for the Expansion Premises During Extended Term
     Tenant shall pay monthly Base Rent with respect to the Expansion Premises for the Extended Term in accordance with the schedule set forth below:

		Rental Rate Per
Period	Sq. Ft.	Sq. Ft.	Monthly Rent
December 15, 2001 — August 6, 2002	19,789	$8.32	$164,644.48
9. Miscellaneous
     (a) As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Third Amendment and the Lease, the terms of this Third Amendment shall prevail.
     (b) Tenant and Landlord each represents and warrants to the other party that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker or finder in the negotiating or making of this Third Amendment and each party agrees to indemnify and hold harmless the other party from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any claim or claims of any broker or brokers to a commission in connection with this Third Amendment as a result of the actions of the indemnifying party or its officers, agents or anyone acting on its behalf.
     (c) This Third Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     (d) This Third Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement.
     (e) Except as set forth in this Third Amendment, all terms and conditions of the Lease shall remain in full force and effect.

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     In Witness Whereof, Landlord and Tenant have executed this Third Amendment to Lease as of the date first above written.

Landlord:	Harbor Investment Partners, a California general partnership
	By:	Aetna Life Insurance Company, a Connecticut corporation, Its General Partner

	By:	UBS Brinson Realty Investors llc, Its Investment Advisor and Agent

	By:	/s/ Cynthia Stevenin
Cynthia Stevenin
Director

Tenant:	Financial Engines, Inc., a California corporation
	By:	/s/ Raymond Sims
		Name:	Raymond Sims
		Title:	Vice President & CFO

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Exhibit A

Suite #202
3,081 Sq. Ft.

224'-3"
ELECT.
ELEV.
Lobby
JAN.
M
W
88'-1"
0 5 10 20 FT

SECOND LEVEL FLOOR PLAN

The Harbor

1804 Embarcadero Road
Palo Alto California

RANDUCCI
ASSOCIATES
ARCHITECTS

Exhibit B
Commencement Date Memorandum
(Suite 202 Premises)

Landlord:	Harbor Investment Partners

Tenant:	Financial Engines

Third Amendment Date:	May ___, 2000

Premises:	Located at 1804 Embarcadero Road, Palo Alto, California
     Tenant hereby accepts the Suite 202 Premises as being in the condition required under the Third Amendment.
     The Commencement Date of the Third Amendment with respect to the Suite 202 Premises is hereby established as                     , 2000.

Tenant:	Financial Engines, Inc., a California corporation
	By:	/s/ Raymond Sims
		Name:	Raymond Sims
		Title:	Vice President & CFO

Approved and Agreed: Landlord: Harbor Investment Partners, a California general partnership
By:	Aetna Life Insurance Company, a Connecticut corporation, Its General Partner

By:	UBS Brinson Realty Investors llc, Its Investment Advisor and Agent

By:
Cynthia Stevenin
Director

Fourth Amendment to Lease Agreement
     This Fourth Amendment to Lease Agreement (this “Amendment”) is made as of March 15, 2002, by and between Harbor Investment Partners, a California general partnership (“Landlord”), and Financial Engines, Inc., a California corporation (“Tenant”).
Recitals
     A. Landlord and Tenant have previously entered into that certain Lease Agreement, dated as of July 14, 1997, as amended by that certain First Amendment to Lease Agreement, dated as of November 24, 1998, that certain Second Amendment to Lease Agreement, dated as of November 15,1999, that certain Third Amendment to Lease Agreement, dated as of June 5, 2000, and that certain Partial Lease Termination Agreement, dated as of May 16, 2001 (as amended, the “Lease”), which Lease covers certain premises consisting of approximately (i) seventeen thousand six hundred seventy-two (17,672) rentable square feet located at 1804 Embarcadero Road, Suite 100, Palo Alto, California (“Suite 100”), (ii) two thousand one hundred seventeen (2,117) rentable square feet located at 1804 Embarcadero Road, Suite 102, Palo Alto, California (“Suite 102”), and (iii) three thousand eighty-one (3,081) rentable square feet, located at 1804 Embarcadero Road, Suite 202, Palo Alto, California (“Suite 202”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. Landlord and Tenant desire to extend the Term of the Lease and amend the Base Rent with respect to Suite 100 and Suite 102, and to terminate the Lease with respect to Suite 202.
     C. Landlord and Tenant desire to amend the Lease to reflect the extension of the Term of the Lease and amendment of the Base Rent with respect to Suite 100 and Suite 102 and the termination of the Lease with respect to Suite 202.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1. Extension of Term
     The term of the Lease with respect to Suite 100 and Suite 102 is hereby extended for a period of sixty-one (61) months, commencing on April 1, 2002 and expiring on April 30, 2007 (the “Extension Period”). All references in the Lease to the Term of the Lease shall mean the previous term of the Lease as extended through the Extension Period. During the Extension Period, all references to “Premises” contained in the Lease shall be deemed to refer to Suite 100 and Suite 102.

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2. Monthly Base Rent During Extension Period
     Notwithstanding anything to the contrary contained in the Lease, during the Extension Period, Tenant shall pay Monthly Base Rent for Suite 100 and Suite 102 in the amount described below:

			Monthly Base	Monthly Base
Monthly Base Rent:	Months	Sq. Ft.	Rate	Rent
	1-30	19,789	x $3.00	= $59,367.00
	31-61	19,789	x $3.20	= $63,325.00
3. Additional Rent; Base Year
     (a) During the Extension Period, Tenant shall pay Additional Rent with respect to Suite 100 and Suite 102 in accordance with the terms of Paragraph 4(b) of the Lease. Tenant’s Proportionate Shares of the Building and the Project shall be 49.5% and 7.63%, respectively.
     (b) Effective as of the commencement of the Extension Period, the Base Year shall be calendar year 2002.
4. Parking
     During the Extension Period, Tenant shall have the right to use sixty-five (65) nonexclusive and undesignated parking spaces in the Parking Areas on the terms and subject to the conditions set forth in the Lease.
5. Refurbishment Allowance
     Landlord shall provide an allowance to Tenant in the amount of Fifty Nine Thousand Three Hundred Sixty-Seven Dollars ($59,367.00) (the “Refurbishment Allowance”) to be applied toward the cost of painting and carpeting the Premises (the “Work”). The Refurbishment Allowance shall be available to Tenant any time within the initial forty-two (42) months of the Extension Period. Any portion of the Refurbishment Allowance which has not been disbursed to Tenant within said forty-two (42) month period shall no longer be available to Tenant. The Refurbishment Allowance shall be the maximum contribution by Landlord toward the cost of the Work. Should the actual cost of the Work be less than the Refurbishment Allowance, the Refurbishment Allowance shall be reduced to an amount equal to said actual cost. Landlord shall disburse the Refurbishment Allowance to Tenant following the completion of the Work and the delivery to Landlord of invoices, lien waivers and other documents reasonably requested by Landlord to substantiate the cost and the lien-free completion of the Work.

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6. “As-Is” Possession
     Tenant shall continue to occupy Suite 100 and Suite 102 during the Extension Period in their “AS-IS” condition and, except as expressly set forth in the Lease, Landlord shall have no obligation to improve, remodel or otherwise alter the Premises at any time prior to or during the Extension Period.
7. Letter of Credit
     (a) Paragraph 7 of the Lease is hereby deleted in its entirety and the following provisions are hereby substituted therefor:
          (i) Promptly following the execution of the Fourth Amendment to Lease Agreement, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount of One Hundred Seventy-Eight Thousand One Hundred One Dollars ($178,101.00) (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s Default. The Letter of Credit shall be maintained in effect from the date hereof through the date that is forty-five (45) days after the Expiration Date (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Paragraph 7(a)); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit in such amount as is necessary, and may use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof, (i) to cure any Default under this Lease and to compensate Landlord for any loss or damage Landlord incurs as a result of such Default, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises upon termination of this Lease, (iv) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, and (v) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth in Paragraph 26 below. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit so that the Letter of Credit is again in the full LC Face Amount. Tenant’s failure to deliver such an amendment or replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute an immediate Default hereunder. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.

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     (i) As used herein, Letter of Credit shall mean an unconditional, stand-by irrevocable letter of credit (herein referred to as the “Letter of Credit”) issued by the San Francisco office of a major national bank insured by the Federal Deposit Insurance Corporation with assets of not less than Fifty Billion Dollars ($50,000,000,000.00) and otherwise reasonably satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance satisfactory to Landlord. If at any time during the Term of this Lease, Landlord notifies Tenant of Landlord’s disapproval of the Bank (notwithstanding Landlord’s prior approval of such institution), then Tenant shall replace the Letter of Credit with a substitute Letter of Credit issued by a bank approved by Landlord and otherwise satisfying the requirements of this Paragraph 7. The Letter of Credit shall be for a one-year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord or UBS Realty Investors llc (“UBS”), Landlord’s investment advisor and agent, and accompanied by a written certification from Landlord or UBS to the Bank stating either that: (A) a Default has occurred and is continuing under this Lease and any applicable grace period has expired or Landlord is otherwise entitled to draw on the Letter of Credit, or (B) Landlord has not received notice from the Bank at least thirty (30) days prior to the then current expiry date of the Letter of Credit that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the relevant annual expiration date or, in the case of the last year of the Term, forty-five (45) days after the Expiration Date, together with a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant has not otherwise furnished Landlord with a replacement Letter of Credit as hereinafter provided; and (iii) that the beneficial interest under the Letter of Credit shall be freely transferable one or more times and, therefore, in the event of Landlord’s (or any successor Landlord’s) assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord (or any successor Landlord), without recourse and without the payment of any fee or consideration by Landlord, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord (or such successor) and such assignee or transferee. In the event that the Bank shall fail to (y) notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date (or, in the case of the last year of the Term, within forty-five (45) days of the Expiration Date), and (z) deliver to Landlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant shall not have otherwise delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 7(a) above.
     (b) Promptly following Landlord’s receipt of the Letter of Credit, Landlord shall return to Tenant the Security Deposit in the amount of Fifty Three Thousand Three Hundred One and 30/100 Dollars ($53,301.30) and the letter of credit in the amount of Three Hundred Thousand Dollars ($300,000.00) currently held by Landlord under the terms of the Lease.
     (c) Paragraph 8 of the Lease is hereby deleted in its entirety.

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8. Termination of Lease with respect to Suite 202
     (a) Subject to the terms and conditions set forth in this Paragraph 8, Landlord and Tenant hereby agree that the Lease shall be terminated only with respect to Suite 202 effective as of the later of (i) the close of business on March 31, 2002, or (ii) the satisfaction of the termination conditions set forth in Paragraph 9 below (the “Suite 202 Termination Date”). On or before the Suite 202 Termination Date, Tenant shall vacate and surrender possession of Suite 202 to Landlord in accordance with the terms of the Lease.
     (b) Upon termination of the Lease with respect to the Suite 202, the vacation and surrender of Suite 202 by Tenant, and satisfaction of the Suite 202 Termination Conditions (as hereafter defined), Landlord and Tenant shall have no further rights, obligations or claims with respect to each other arising under the Lease with respect to Suite 202 except for (i) the indemnification obligations of Tenant contained in the Lease, (ii) the obligation of Tenant to pay any remaining Additional Rent owed for calendar years 2001 and 2002 when billed to Tenant or the obligation of Landlord to repay or credit to Tenant any overpayment by Tenant of Additional Rent, as applicable, in accordance with Paragraph 4(c) of the Lease, and (iii) any obligations of Tenant or Landlord under the Lease which expressly survive the termination of the Lease (such obligations described in the foregoing-clauses (i), (ii) and (iii) being herein referred to as the "Surviving Obligations”). The Surviving Obligations shall survive the execution of this Agreement and the termination of the Lease with respect to Suite 202.
     (c) Landlord and Tenant agree and acknowledge that, notwithstanding the cancellation and termination of the Lease with respect to Suite 202, this Agreement shall have no effect on the rights and obligations of either Landlord or Tenant with respect to Suite 100 or Suite 102, and the Lease shall remain in full force and effect with respect to Suite 100 and Suite 102,.
9. Suite 202 Termination Conditions
     The following conditions shall be conditions precedent to the termination of the Lease with respect to Suite 202 on the Suite 202 Termination Date (collectively, the “Suite 202 Termination Conditions”):
     (a) Performance by Tenant. Tenant shall have performed all of its obligations under the Lease through the Suite 202 Termination Date, as and when such obligations shall have become due, including, without limitation, the payment of monthly installments of base rent, additional rent and any other sums required to be paid by Tenant to Landlord.
     (b) Surrender of Suite 202. Tenant shall have vacated and surrendered Suite 202 to Landlord in accordance with the provisions of the Lease on or before the Suite 202 Termination Date, including, without limitation, the removal by Tenant of all of its personal property.
The Termination Conditions are for the sole benefit of Landlord and may, at the sole discretion of Landlord, be waived by Landlord. If any or all of the Termination Conditions are not satisfied as required, then Landlord may unilaterally reinstate the Lease with respect to Suite 202 or Landlord may consider the Lease with respect to Suite 202 terminated as of the Suite 202 Termination Date; provided, however, that if either or both of the conditions precedent set forth in Paragraphs 9(a) and 9(b) above are not fully satisfied when the Lease is terminated as of the

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Suite 202 Termination Date, then Tenant shall immediately pay to Landlord any and all damages arising from the failure or satisfaction of such condition(s) precedent. Tenant agrees to take all actions necessary to cause the conditions set forth in Paragraphs 9(a) and 9(b) above to be fully satisfied.
10. Abandoned Property
     In addition to any rights Landlord may have under the Lease or this Amendment, Landlord, at its sole option, may deem any furniture, fixtures, shelving, cabinets, tables, equipment, lighting, and other fixtures or personal property in, on or attached to Suite 202 and remaining in or on Suite 202 after the Suite 202 Termination Date (the “Abandoned Property”), whether or not belonging to Tenant, to be abandoned, and Landlord may dispose of the Abandoned Property as it, in its sole discretion, deems appropriate. Tenant shall not be entitled to any proceeds received by Landlord as a result of the disposition of the Abandoned Property. Tenant waives, to the greatest extent permitted by law, all of its rights under California Civil Code Sections 1980, et seq. as the same may be amended from time to time, and any related and successor statutes thereto.
11. Brokers
     Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except Insignia/ESG, Inc. (“Landlord’s Broker”) and BT Commercial Real Estate (“Tenant’s Broker”) in the negotiating or making of this Amendment, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any claim or claims of any other broker or brokers to a commission in connection with this Amendment as a result of the actions of the indemnifying party. Landlord’s Broker and Tenant’s Broker shall be collectively referred to herein as the “Brokers.” Provided that this Amendment is fully executed by the parties hereto, then Landlord shall pay a commission to the Brokers in accordance with Landlord’s separate written agreements with the Brokers.
12. Miscellaneous
     (a) Landlord and Tenant acknowledge and agree that this Amendment does not relate to or affect the Lease Agreement by and between Landlord and Tenant, dated as of December 7, 1999, relating to certain premises consisting of Thirty Two Thousand Seven Hundred Forty-Two square feet at 1830 Embarcadero Road (the “1830 Lease”). The 1830 Lease shall remain unmodified and in full force and effect.
     (b) Tenant acknowledges that it has no option to renew or extend the Term of the Lease beyond the Extension Period. Tenant’s rights under Paragraph 6 of the First Amendment have previously expired or are hereby terminated.
     (c) As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

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     (d) This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.
     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.

Landlord:	Harbor Investment Partners, a California general partnership,
	By:	Embarcadero Road Invest
LLC, a Delaware limited liability company
General Partner

	By:	UBS Realty Investors llc,
a Massachusetts limited liability company
its Investment Advisor and Agent

	By:	/s/ Cynthia Stevenin
		Name:	Cynthia Stevenin
		Title:	Director

Tenant:	Financial Engines, Inc., a California corporation
	By:	/s/ Raymond Sims
		Name:	RAYMOND J. SIMS
		Its:	EVP & CFO

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Fifth Amendment to Lease
     This Fifth Amendment to Lease (this “Amendment”) is entered into effective as of September 1, 2006 (the “Effective Date”), by and between Harbor Investment Partners, a California general partnership (“Landlord”), and Financial Engines, Inc., a California corporation (“Tenant”).
Recitals
     A. Tenant and Landlord entered into that certain Lease Agreement, dated as of July 14, 1997, as amended by a First Amendment to Lease, dated as of November 24, 1998, a Second Amendment to Lease, dated as of November 15, 1999, a Third Amendment to Lease, dated as of June 5, 2000, and a Fourth Amendment to Lease, dated as of March 15, 2002 (collectively, the “Lease”), which Lease covers certain premises consisting of approximately nineteen thousand seven hundred eighty-nine (19,789) rentable square feet located at 1804 Embarcadero Road, Palo Alto, California 94303 (the “Premises”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.
     B. Landlord and Tenant have also previously entered into that certain Lease Agreement dated December 7, 1999 (the “1830 Lease”), which covers certain premises consisting of approximately thirty-two thousand seven hundred forty-two (32,742) rentable square feet (the “1830 Premises”) in the building located at 1830 Embarcadero Road, Palo Alto, California.
     C. The Lease and the 1830 Lease currently expire on April 30, 2007.
     D. Landlord and Tenant desire to amend the Lease to modify the Base Rent and extend the Term, subject to each of the terms, conditions, and provisions set forth herein.
Agreement
     Now Therefore, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1. Lease Term
     The Term of the Lease is hereby extended for a period of approximately sixty-four (64) months, commencing on May 1, 2007 and ending on August 31, 2012.
2. Base Rent
     (a) Commencing on the Effective Date, the Base Rent shall be payable by Tenant to Landlord in accordance with the schedule set forth below:

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		Monthly	Monthly
Period	Sq. Ft.	Base Rate	Base Rent

September 1, 2006 – August 31, 2007	19,789	x $2.30	= $45,514.70
September 1, 2007 – August 31, 2008	19,789	x $2.35	= $46,504.15
September 1, 2008 – August 31, 2009	19,789	x $2.40	= $47,493.60
September 1, 2009 – August 31, 2010	19,789	x $2.45	= $48,483.05
September 1, 2010 – August 31, 2011	19,789	x $2.50	= $49,472.50
September 1, 2011 – August 31, 2012	19,789	x $2.55	= $50,461.95
     (b) Within five (5) business days following the execution of this Amendment by the parties hereto, Landlord shall return to Tenant an amount equal to the difference between the Base Rent actually paid by Tenant and the Base Rent set forth above, in each case for the months of September and October, 2006.
     (c) The second paragraph of Paragraph 4(a) of the Lease shall be of no further force or effect.
3. Additional Rent
     (a) Adjustment of Base Year. Tenant shall continue to pay Additional Rent to Landlord in accordance with Paragraph 4(b) of the Lease; provided, however, that from and after the Effective Date to the expiration of the Term or the Renewal Term (as hereinafter defined), if applicable, the Base Year shall be deemed to be calendar year 2007.
     (b) Exclusions from Additional Rent; Tenant’s Audit Rights. The following provisions are hereby added to the Lease as new Paragraphs (4)(e), (f) and (g):
     (e) Statements Binding. Every statement given by Landlord pursuant to the third sentence of Paragraph 4(c)(l) above (each, an “Expense Statement”) shall be conclusive and binding upon Tenant unless (i) within sixty (60) days after the receipt of such Expense Statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the Expense Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within ninety (90) days after receipt of the Expense Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such Expense Statement, pay Additional Rent in accordance with Landlord’s Expense Statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay or credit to Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s Expense Statement.

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     (f) Audit Rights. Provided Tenant is not then in Default under the terms of this Lease (nor is any event occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder), Tenant, at its sole expense, shall have the right within thirty (30) days after the delivery of each Expense Statement (as hereinafter defined) to review and audit Landlord’s books and records regarding such Expense Statement for the sole purpose of determining the accuracy thereof. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord’s property manager and shall be completed within three (3) business days after the commencement thereof. If Tenant does not so review or audit Landlord’s books and records, Landlord’s Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord’s books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph Error! Reference source not found. for the period covered by such Expense Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit, Landlord shall promptly refund any excess payment to Tenant, as the case may be. As used herein, “Expense Statement” means the statement of actual Additional Rent provided by Landlord to Tenant at the beginning of each calendar year (relating to the actual Expenses for the prior calendar year) pursuant to Paragraph 4(c)(1) of the Lease.
     (g) Exclusions from Additional Rent. Notwithstanding anything to the contrary contained in Paragraph 4(f), the following items shall be specifically excluded from the definition of “Expenses”:
     (i) Repairs or other work occasioned by fire, acts of God, or other casualties or damage to the extent Landlord is actually reimbursed by insurance (less costs of collection) for the costs of restoration;
     (ii) Payments of principal and interest on mortgage indebtedness encumbering the Project;
     (iii) Space planning and other costs incurred in renovating or otherwise improving, painting or redecorating rentable space at the Project for other tenants;
     (iv) Legal fees and other related expenses associated with the negotiation or enforcement of leases;
     (v) The costs of any goods or services provided separately to or performed separately for any other tenant of the Project, but solely to the extent that Landlord

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recovers the costs thereof from such tenant and that Tenant receives no benefits from the services provided to such tenant;
     (vi) Leasing commissions paid and advertising expenses incurred in connection with the leasing of space at the Project;
     (vii) Costs of remediating contamination caused by Hazardous Materials (as hereinafter defined);
     (viii) Penalties and damages assessed against Landlord as a result of the intentional violation by Landlord of any leases affecting the Project (provided, however, that the cost of correcting such violation, as opposed to penalties assessed in excess of such corrective costs and which would not be incurred but for such intentional violation, shall be included within the definition of “Expenses” hereunder);
     (ix) Costs associated with the operation of the business of the entity which constitutes Landlord, as opposed to the operation of the Project;
     (x) All salaries for any employees above the rank of senior property manager and reasonable allocation of the salaries of all employees at or below the rank of senior property manager whose duties include work on other buildings or projects; and
     (xi) Political or charitable donations or contributions.
Nothing contained in this Paragraph 4(g) shall be deemed to limit, modify or otherwise affect Tenant’s obligations under any other provisions of this Lease, including, without limitation, Paragraphs 7 and 33.
4. Improvements to Premises and 1830 Premises
     (a) Tenant has notified Landlord of Tenant’s desire to make Alterations to the Premises and the 1830 Premises, generally described as follows (collectively, the “Specified Alterations”):
          (i) Carpeting shall be cleaned or replaced in high traffic areas;
          (ii) Interior walls shall be touched up with fresh paint where required;
          (iii) The window in the server room in the 1830 Premises (the “1830 Server Room”) shall be replaced with a wall;
          (iv) The walls around the 1830 Server Room shall be extended to the ceiling;
          (v) The carpeting in the 1830 Server Room shall be replaced with vinyl flooring;
          (vi) The exterior windows in the telecommunications room in the 1830 Premises (the “1830 Telco Room”) shall be replaced with a wall;
          (vii) All telecommunications drop points in the 1830 Telco Room that do not support Tenant shall be removed or relocated; and

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           (viii) Such additional improvements as may be requested by Tenant and approved by Landlord in accordance with Paragraph 13(a) of the Lease.
     (b) Tenant shall have the right to make the Specified Alterations, provided that the same are performed and constructed in full compliance with the terms and conditions of Paragraphs 13(b) through (f) of the Lease, including, without limitation, to the extent applicable, the review and approval by Landlord of plans and specifications (which approval shall not be unreasonably withheld, conditioned or delayed) and the obtaining by Tenant of all required governmental permits and approvals. Landlord shall have the right to approve the general contractor employed in the construction and installation of the Improvements (which approval shall not be unreasonably withheld, conditioned or delayed).
     (c) Tenant shall be entitled to an improvement allowance (the “Allowance”) to pay the cost of the Specified Alterations in the Premises and the 1830 Premises. The Allowance shall be in the aggregate amount of up to Two Hundred Ten Thousand One Hundred Twenty-Four Dollars ($210,124.00). For purposes of clarification, the Allowance described herein is the same “Allowance” that is provided under the 1830 Lease and Tenant shall be entitled to a total sum not to exceed Two Hundred Ten Thousand One Hundred Twenty-Four Dollars ($210,124.00). The Allowance shall be applied solely toward the hard and soft costs incurred by Tenant in designing and constructing the Specified Alterations, but shall not be used to pay for Tenant’s personal property, equipment or other items of Tenant’s Property. Landlord shall disburse the Allowance to Tenant following the completion of the Specified Alterations in a lien-free condition and in accordance with all Laws (to the extent applicable), and the delivery to Landlord of receipts, lien waivers and other documents reasonably requested by Landlord to substantiate the actual cost of the Specified Alterations. In the event the costs of the Specified Alterations shall be less than the amount of the Allowance, then the Allowance shall be reduced to the actual amount of the Specified Alterations.
     (d) The following sentence is hereby added to the end of Paragraph 13(a) of the Lease:
Landlord shall endeavor to respond to Tenant’s request for consent within thirty (30) days after Tenant submits to Landlord a written request for approval, together with the other documents and information required by this Paragraph 13.
5. Surrender
     Provided that Landlord approves all Alterations hereafter made to the Premises by Tenant (excluding the Specified Alterations), and provided further that any future Alterations are office and R&D improvements similar to the improvements then existing in similar buildings in the vicinity of the Project (as determined by Landlord in good faith), then notwithstanding anything to the contrary contained in the Lease, Landlord shall not have the right to require Tenant to remove such Alterations (or any Alterations previously made by Tenant to the Premises) at the expiration of the Term, and Tenant shall surrender all such Alterations to Landlord at the expiration or sooner termination of the Lease.

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6. Letter of Credit; Return of Existing Security Deposit
     (a) Landlord currently holds a Security Deposit from Tenant, consisting of cash and letters of credit (collectively, the “Existing Letters of Credit”), pursuant to the terms of the Lease and the 1830 Lease, in the aggregate amount of One Million Forty-Three Thousand Three Hundred Ninety-Five Dollars ($1,043,395.00) (the “Existing Security Deposit”). Concurrently with the execution of this Amendment and the cancellation of the Existing Letters of Credit, Tenant shall deliver to Landlord, at Tenant’s sole cost and expense, the Letter of Credit described below in the amount of Five Hundred Fifty Thousand Dollars ($550,000.00) (the “LC Face Amount”) as security for Tenant’s performance of all of Tenant’s covenants and obligations under the Lease and the 1830 Lease; provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Landlord’s damages upon Tenant’s Default hereunder or under the 1830 Lease. The Letter of Credit (or a replacement thereof satisfying the requirements of this Section) shall be maintained in effect from the date hereof through the date that is thirty (30) days after the expiration of the of the Lease and the 1830 Lease (the “LC Termination Date”). On the LC Termination Date, Landlord shall return to Tenant the Letter of Credit and any Letter of Credit Proceeds then held by Landlord (other than those Letter of Credit Proceeds Landlord is entitled to retain under the terms of this Section); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder or under the 1830 Lease. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit in such amount as is necessary, and shall use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof, to cure any default under the Lease and/or under the 1830 Lease and to compensate Landlord for any loss or damage Landlord incurs as a result of such default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord’s remedies set forth under the Lease or under the 1830 Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to the full LC Face Amount. Tenant’s failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord’s notice shall constitute a Default hereunder and under the 1830 Lease. In the event Landlord transfers its interest in the Lease and the 1830 Lease, Landlord shall transfer the Letter of Credit and any Letter of Credit Proceeds then held by Landlord to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Letter of Credit or Letter of Credit Proceeds.
     (b) As used herein, Letter of Credit shall mean an unconditional, stand-by irrevocable letter of credit (herein referred to as the “Letter of Credit”) issued by Silicon Valley Bank or the San Francisco Bay Area office of a major national bank insured by the Federal Deposit Insurance Corporation and otherwise reasonably satisfactory to Landlord (the “Bank”), naming Landlord as beneficiary, in the amount of the LC Face Amount, and otherwise in form and substance satisfactory to Landlord. The Letter of Credit shall be for a one-year term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof and the Bank

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will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either that: (A) a Default has occurred and is continuing under the Lease and/or under the 1830 Lease and any applicable grace period has expired, or (B) Landlord has not received notice from the Bank at least thirty (30) days prior to the then current expiry date of the Letter of Credit that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the relevant annual expiration date or, in the case of the last year of the Term, thirty (30) days after the Expiration Date, together with a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant has not otherwise furnished Landlord with a replacement Letter of Credit as hereinafter provided; and (iii) that the beneficial interest under the Letter of Credit shall be transferable one or more times without cost (other than a transfer fee assessed by the Bank in an amount not to exceed 1/4 of one percent (1%) of the LC Face Amount at the time of the transfer, which fee shall be paid by Landlord) and, therefore, in the event of Landlord’s (or any successor Landlord’s) assignment or other transfer of its interest in the Lease, the Letter of Credit shall be transferable by Landlord (or any successor Landlord), without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord (or such successor) and such assignee or transferee. In the event that the Bank shall fail to (y) notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and (z) deliver to Landlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal, and Tenant shall not have otherwise delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to Section 6(a) above.
     (c) Tenant hereby waives the provisions of California Civil Code Section 1950.7 (other than subsection (b) thereof) )and/or any successor statute, it being expressly agreed that Landlord may apply all or any portion of the Letter of Credit or the proceeds thereof in payment of any and all sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, and that following a Default by Tenant, all or any portion of the Letter of Credit or the proceeds thereof may be retained by Landlord following a termination of the Lease and applied to future damages, including damages for future rent, pending determination of the same
     (d) Within five (5) business days following Landlord’s receipt of the Letter of Credit specified under Section 6(a) above, Landlord shall return the Existing Security Deposit to Tenant (excluding the Existing Letters of Credit, which shall be cancelled as provided in Section 6(a) above), and Paragraphs 7 and 8 of the Lease and Paragraphs 7 and 8 of the 1830 Lease shall be of no further force and effect.
7. Destruction and Damage
     The following provision is hereby added to the Lease as new Paragraph 22(g):

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     If the Premises is damaged or destroyed to the extent that the Premises cannot be substantially repaired or restored by Landlord within two hundred ten (210) days after the Casualty Discovery Date, Tenant may terminate this Lease immediately upon notice thereof to Landlord, which notice shall be given, if at all, not later than fifteen (15) days after Landlord notifies Tenant of Landlord’s estimate of the period of time required to repair such damage or destruction.
8. Assignment and Subletting
     Paragraph 24 of the Lease is hereby deleted in its entirety and the following provision is hereby substituted therefor:
     (a) Tenant shall not voluntarily or by operation of law, (i) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (ii) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, as set forth below in this Paragraph 24; provided, however, that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. Any other provision of the Lease notwithstanding, Tenant shall have the right to market the Premises in a manner consistent with other sublease marketing campaigns approved by other landlords of similarly- situated premises similar in quality to, and in the vicinity of, the Project, including, if applicable, the use of sublease marketing signage, subject to the reasonable approval of Landlord.
     (b) When Tenant requests Landlord’s consent to an assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and one (1) year’s prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within fifteen (15) business days of receipt of the foregoing, to consent to the proposed assignment or sublease, or refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (B) as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions acceptable to Landlord.

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     (c) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (i) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project; (ii) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and the Project services than imposed generally by other tenancies in the Project; and (iii) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (A) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraphs 10(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put; (B) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof; (C) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes; or (D) the proposed sublessee or assignee is either a governmental or quasi-governmental agency or instrumentality thereof.
     (d) If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (i) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary marketing expenditures, brokerage commissions and attorneys’ fees incurred by Tenant in connection with such assignment or sublease; minus (ii) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which costs shall, for purposes of the aforesaid calculation, be amortized on a straight- line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of

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such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.
     (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).
     (f) Tenant shall reimburse Landlord for its out-of-pocket, reasonable costs (including, without limitation, the reasonable fees of Landlord’s counsel), actually incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.
     (g) A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.
     (h) Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 24 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that this Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.
     (i) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 24, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease

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shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 24.
     (j) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.
9. Option to Renew
     (a) All previous rights or options to renew contained in the Lease are null, void and of no force or effect from and after the date hereof.
     (b) Tenant shall have one (1) option (the “Renewal Option”) to extend the Term for a period of five (5) years beyond the Expiration Date (the “Renewal Term”). The Renewal Option is personal to Financial Engines, Inc. and may not be exercised by any other sublessee or assignee, or by any other successor or assign of Financial Engines, Inc. The Renewal Option shall be effective only if Tenant is not in Default under the Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a default hereunder, either at the time of exercise of the Renewal Option or at the commencement of the Renewal Term. The Renewal Option must be exercised, if at all, by written notice (“Election Notice”) from Tenant to Landlord given not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Term. Any such notice given by Tenant to Landlord shall be irrevocable. If Tenant fails to exercise the Renewal Option in a timely manner as provided for above, the Renewal Option shall be void. The Renewal Term shall be upon the same terms and conditions as the initial Term, except that (i) no further Renewal Option shall be available to Tenant at the expiration of the Renewal Term, and (ii) the Base Rent during the Renewal Term (the “Renewal Rate”) shall be equal to one hundred percent (100%) of the “prevailing market rate” for space in similarly situated buildings in the vicinity of the Project comparable to the Building in location, condition, quality and type at the commencement of the Renewal Term (the “Prevailing Rate”).

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The term “prevailing market rate” shall mean the base rental for such comparable space, taking into account any additional rental and all other payments and escalations payable hereunder and by tenants under leases of such comparable space. The Prevailing Rate shall be determined in accordance with Section 9(c) below.
     (c) Within thirty (30) days after Landlord’s receipt of the Election Notice or as soon thereafter as is reasonably practicable, Landlord shall notify Tenant in writing (the “Renewal Rate Notice”) of Landlord’s determination of the Renewal Rate for the Renewal Term. Tenant shall have thirty (30) days (the “Response Period”) after receipt of the Renewal Rate Notice to advise Landlord whether or not Tenant agrees with Landlord’s Renewal Rate. If Tenant does not respond to Landlord in writing within the Response Period, then Tenant shall be deemed to have accepted the Renewal Rate specified by Landlord in the Renewal Rate Notice. If Tenant agrees or is deemed to have agreed with Landlord’s determination of the Renewal Rate, then such determination shall be final and binding on the parties. If Tenant notifies Landlord in writing during the Response Period that Tenant disagrees with Landlord’s determination of the Renewal Rate, then within twenty (20) days after Landlord’s receipt of Tenant’s written notice, Landlord and Tenant shall each retain a licensed commercial real estate broker with at least five (5) years’ experience negotiating lease transactions for similar properties in the City of Palo Alto. If only one broker is appointed by the parties during such twenty (20) day period, then such broker shall, within twenty (20) days after his or her appointment, determine the Prevailing Rate, and the Renewal Rate shall be the Prevailing Rate so determined by such broker. If Landlord and Tenant each appoint a broker during such twenty (20) day period as contemplated hereunder, then the brokers shall meet at least two (2) times during the thirty (30) day period commencing on the date on which the last of the brokers has been appointed (the “Broker Negotiation Period”) to attempt to mutually agree upon the Prevailing Rate. If the brokers agree upon the Prevailing Rate on or before the expiration of the Broker Negotiation Period, then the Prevailing Rate so determined by the brokers shall be the “Renewal Rate” for all purposes of the Lease. If the brokers cannot agree upon the Prevailing Rate at the expiration of the Broker Negotiation Period, but if the determinations of such brokers differ by less than five percent (5%) of the higher of the two, the Prevailing Rate shall be the average of the two determinations. In the event such determinations differ by more than five percent (5%) of the higher of the two, then such appraisers shall within twenty (20) days designate a third broker, who shall have the same qualifications required for the initial two brokers. If the two brokers fail to agree upon and appoint a third broker, then the third broker shall be appointed by J.A.M.S./ENDISPUTE. The third broker shall, within twenty (20) days after his or her appointment, make a determination of the Prevailing Rate. The determinations of Prevailing Rate prepared by all three (3) brokers shall be compared and the Prevailing Rate shall be the average of the two closest determinations. Such determination shall be final and binding upon the parties. The Renewal Rate shall be the Prevailing Rate so determined in accordance with the foregoing sentence. Landlord and Tenant shall each bear the expense of the broker selected by it and shall share equally the expense of the third broker, if any. Promptly following the determination of the Renewal Rate pursuant to this Section 9(c), the parties shall execute an amendment to the Lease memorializing such Renewal Rate.

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10. Right of First Offer
     (a) Subject to the terms of this Section 10, Tenant shall have a right of offer (the “Right of First Offer”) during the Term to lease Suite 200 (containing approximately 11,145 rentable square feet) or Suite 201 (containing approximately 5,985 rentable square feet) in the Building when, subject to the last sentence of this Section 10(a), the first of such suites becomes available for lease (the first such space becoming available after the date hereof being herein referred to as the “First Offer Space”). The Right of First Offer is personal to Financial Engines, Inc. and may not be exercised by any sublessee or assignee, or by any other successor or assign, of Financial Engines, Inc. The Right of First Offer shall be effective only if neither a Default nor an event or condition which, with the giving of notice or the passage of time, or both, would constitute a Default, is occurring hereunder, either at the time of exercise of the Right of First Offer or on the First Offer Commencement Date (as hereinafter defined). Tenant understands that Suite 200 is currently leased to a third party and that Suite 201 is currently vacant. Notwithstanding anything herein to the contrary, (i) Landlord shall have the right after the date hereof to enter into a lease covering Suite 201 (a “Subsequent Suite 201 Lease”) without triggering Tenant’s Right of First Offer, and the Right of First Offer shall only be effective, as to Suite 201, following the expiration (subject to clause (ii) below) or sooner termination of the Subsequent Suite 201 Lease, and (ii) the Right of First Offer is expressly made subject to the right of Landlord to renew or extend the term of the subsequent Suite 201 Lease and of the lease of the existing tenant of Suite 200.
     (b) In the event that Landlord elects to market or offer to the public for lease the First Offer Space, or if Landlord receives a proposal (other than a proposal from the existing tenant of Suite 200 or from the tenant under the subsequent Suite 201 Lease) to lease the First Offer Space, which proposal Landlord intends to accept (a “First Offer Proposal”), Landlord shall notify Tenant in writing of the business and economic terms upon which Landlord would be willing to lease the First Offer Space to Tenant (a “First Offer Space Availability Notice”). Tenant shall thereafter have the right to lease the First Offer Space on the business and economic terms specified in the First Offer Space Availability Notice, and otherwise on the terms and conditions contained in the Lease, by written notice (a “First Offer Notice”) to Landlord given not later than five (5) business days after Tenant’s receipt of the First Offer Space Availability Notice. If Tenant fails to deliver a First Offer Notice to Landlord on a timely basis as provided in the preceding sentence (time being of the essence), then Tenant shall be deemed to have elected not to exercise the Right of First Offer.
     (c) In the event Tenant fails to exercise its Right of First Offer in a timely manner as provided herein, the Right of First Offer shall lapse and Landlord shall thereafter have the right to lease the First Offer Space to any party or parties on terms deemed acceptable to Landlord in its sole and absolute discretion. If Tenant validly exercises the Right of First Offer, then (1) Landlord and Tenant shall promptly execute and amendment to the Lease adding the First Offer Space to the Premises, (2) Tenant’s lease of the First Offer Space shall commence on a date (the “First Offer Commencement Date”) specified in the First Offer Space Availability Notice, (3) the First Offer Space shall be leased to Tenant upon the economic terms set forth in the First Offer Space Availability Notice and otherwise on the terms set forth in the Lease, (4) Tenant’s Proportionate Share of the Building and the Project shall be increased to reflect the First Offer Space, and (5) except to the extent that the First Offer Space Availability Notice provides a

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tenant improvement allowance or a tenant improvement loan to Tenant, the First Offer Space shall be delivered to Tenant in its “as-is” condition on the First Offer Commencement Date, Tenant acknowledging and agreeing that Landlord shall have no obligation to improve, remodel or otherwise alter such First Offer Space prior to or after the First Offer Commencement Date, except to the extent expressly provided in the First Offer Space Availability Notice.
11. General Provisions
     (a) Ratification and Entire Agreement. Except as expressly amended by this Amendment, the Lease shall remain unmodified and in full force and effect. As modified by this Amendment, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail. The Lease as amended by this Amendment constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and all prior agreements, representations, and understandings between Landlord and Tenant with respect to the subject matter hereof, whether oral or written, are or should be deemed to be null and void, all of the foregoing having been merged into this Amendment. Landlord and Tenant do each hereby acknowledge that it and/or its counsel have reviewed and revised this Amendment, and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Amendment. This Amendment may be amended or modified only by an instrument in writing signed by each of Landlord and Tenant.
     (b) Brokerage. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except Newmark Knight Frank (“Tenant’s Broker”) and NAIBT Commercial (“Landlord’s Broker”) in the negotiating or making of this Amendment, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with the Lease as a result of the actions of the indemnifying party. Provided that this Amendment is fully executed by the parties hereto, then Landlord shall pay a commission to Landlord’s Broker pursuant to a separate written agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be responsible for any portion of such commission payable to Tenant’s Broker.
     (c) Authority; Applicable Law; Successors Bound. Landlord and Tenant do each hereby represent and warrant to the other that this Amendment has been duly authorized by all necessary action on the part of such party and that such party has full power and authority to execute, deliver and perform its obligations under this Amendment, without consent of any other party. This Amendment shall be governed by and construed under the laws of the State of California, without giving effect to any principles of conflicts of law that would result in the application of the laws of any other jurisdiction. This Amendment shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and permitted assigns with respect to the Lease.

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     (d) Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
     In Witness Whereof, Landlord and Tenant have executed this Amendment as of the date first above written.

Landlord:	Harbor Investment Partners,
a California general partnership

	By:	Embarcadero Road Investors llc,
a Delaware limited liability company,
its General Partner

		By:	UBS Realty Investors llc, a Massachusetts limited liability company, its Manager

By:	/s/ Timothy J. Cahill

Name:	Timothy J. Cahill
Title:	Director — Asset Management

Tenant:	Financial Engines, Inc.,
a California corporation

	By:	/s/ Raymond J. Sims

	Name:	Raymond J. Sims
	Title:	EVP & CFO

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